UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

              Information Statement Pursuant to Section 14(C) of the
                        Securities Exchange Act of 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                                 DIASENSE, INC.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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
                              INFORMATION STATEMENT

                                 Diasense, Inc.
                              211 West Wall Street
                              Midland, Texas 79701
                              Voice: (432) 682-1761
                            Facsimile: (432) 682-2560

     This information statement is circulated to advise the stockholders of Diasense, Inc. (the "Company") of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company. Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

The matters upon which action is being taken are:

     1. To reverse split the currently issued and outstanding common stock (the "Common Stock") of the Company on a one (1) share for five (5) shares basis, with fractional shares rounded up to the nearest whole share immediately followed by a one hundred (100) shares for one (1) share forward split of the Company's common stock.

     2. To amend the Company's Certificate of Incorporation to change the name of the Company to Truewest Corporation.

     Stockholders holding shares representing 55.6% of the votes entitled to be cast at a meeting of the Company's stockholders consented in writing to the proposed actions. The approval by the stockholders will not become effective until 20 days from the date of mailing of this Information Statement to our stockholders.

The Company's Board of Directors approved these actions on December 18, 2007 and recommended that the Company effect the restructuring of its currently issued and outstanding Common Stock as noted above and change its name to Truewest Corporation. The anticipated effective date will be approximately 20 days after the mailing of this Information Statement to our stockholders.

     A majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to reverse split the Company's outstanding Common Stock. If the proposed actions were not adopted by written majority stockholder consent, it would have been necessary for these actions to be considered by the Company's stockholders at a Special Stockholder's Meeting convened for the specific purpose of approving the actions.

     The elimination of the need for a special meeting of the stockholders to approve the actions is authorized by Section 78.320 of the Nevada General Corporation Law, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. In a special meeting and in order to effect the reverse split as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority stockholders of the

Company. At the same time the Board, as authorized by Nevada General Corporation Law, approved the 100 shares for 1 share forward split to immediately follow the 1 share for 5 shares reverse split.

     The date on which this Information Statement was first sent to the stockholders is on, or about March 18, 2008 The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company was December 18, 2007, (the "Record Date").

OUTSTANDING VOTING STOCK OF THE COMPANY

     As of the Record Date, and as of the date hereof there were 1596 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.

     None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.
 No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth as of the Record Date, the name of each shareholder and the number of voting shares of the Company, $.001 par value, held of record or known by the Registrant to own beneficially more than 5% of the Company's voting shares issued and outstanding, and the name and shareholdings of each officer and director individually and of all officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                   Amount and Nature
Title of     Name and Address of    of Beneficial     Percentage     Percent of
 Class       Beneficial Owner (1)     Ownership        of Class    Voting Shares
 -----       --------------------     ---------        --------    -------------

Common     Glenn A. Little (2)(3)(4)     888             55.6%          55.6%
           211 West Wall Street
           Midland, Texas 79701

Common     Officers, Directors and       888             55.6%          55.6%
           Nominees as a Group:
           1 person

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1)   For  purposes of this table,  a  beneficial  owner is one who,  directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Common Stock (b) investment power with respect to the Common Stock which includes the power to dispose or direct the disposition of the Common Stock.

(2)  Sole Officer and Director of the Company

(3) Mr. Little also holds warrants to purchase 500,000 shares of the Company's common stock at $.10 per share

(4) As a result of the reverse split, Mr. Little will own 178 shares. As a result of the subsequent forward split, Mr. Little will own 17,800 shares.

NO DISSENTER'S RIGHTS

     Under applicable Nevada Law, any dissenting stockholders are not entitled to appraisal rights with respect to the reverse split, and we will not independently provide stockholders with any such right.

PURPOSE AND EFFECT OF THE ACTIONS

REASONS FOR THE RESTRUCTURING OF OUR EQUITY POSITIONS

     Although, as of the date of this Information Statement, the Company has no preliminary plans, agreements, or undertakings for a merger or business opportunity, our Board of Directors believes that the proposed corporate action will make our capital structure more attractive to prospective business ventures in the event we locate one or more business opportunities.

PREVIOUS CORPORATE ACTIONS

     The Board's first elected to reverse split the stock 100,000 to 1 with an automatic roundup to 100 shares which would have accomplished the desired reconfiguration of the stockholder base as described below. However, the announcement of the action by filing of the Company's Preliminary Information Statement caused speculation in the stock. Speculators purchased one share in an attempt to gain entry to the reorganization. The Board contacted the OTCBB and inquired as to the possibility of stopping trading in the Company's stock; however, there was no mechanism in place for Management to stop trading in the stock for brief periods. The net result of the buying by opportunistic speculators would have been to dilute the stockholder base. As a result, Management determined to abandon the reverse split of 100,000:1. Thereafter, in furtherance of its goal to make the Company's capital structure more affective to prospective business ventures, the Board, after reviewing a listing of stockholders' positions, decided on 12,500 to 1 reverse split with fractional shares paid $.05 which was completed on December 3, 2007. As a result of this action the number of stockholders decreased from approximately 525 to 356. The reduction in the total number of outstanding shares also acted to reduce the trading in the common stock and the ability of speculators to dilute the stockholder base. Management does not believe similar speculation can occur with respect to this proposed action as the recently completed 1 for 12,500 share reverse split effectively reduced the number of shares outstanding which reduced the number of shares available for purchase in the market thus effectively eliminating the possibility of such speculation. Although, from time to time, there have been bids from market makers, there have been no reported trades in our common stock since the previous reverse split.

     Management's goal in the restructuring of the Company's shareholder base is to create a shareholder configuration in which, after the conclusion of the described corporate action of a 1:5 reverse stock split with fractional shares rounded up to the nearest whole share immediately followed by 100:1 forward split, no individual shareholder (other than present Management) holds more than 1000 shares of free trading common stock.

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
     Our shares are subject to Rule 15g-1 through Rule 15g-9, of the Securities Exchange Act of 1934 which provides, generally, that for as long as the bid price for the shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the Common Stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the Common Stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

     Our stock is considered a penny stock. A penny stock is generally a stock that:

     -    is not listed on a national securities exchange or Nasdaq,
     -    is listed in "pink sheets" or on the NASD OTC Bulletin Board,
     -    has a price per share of less than $5.00 and
     -    is issued by a company with net tangible assets less than $5 million.

     The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

     -    determination of the purchaser's investment suitability,
     -    delivery of certain information and disclosures to the purchaser, and
     - receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

     Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. Because our Common Stock is subject to the penny stock trading rules,

     - such rules may materially limit or restrict the ability to resell our common stock and
     - the liquidity typically associated with other publicly traded equity securities may not exist.

     As part of this corporate action, the par value of our common stock will remain unchanged. While the aggregate par value of our outstanding Common Stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse split and subsequent forward split will not affect our total stockholders' equity for accounting purposes. All share and per share information will be retroactively adjusted to reflect the action for all periods presented in our future financial reports and regulatory filings.

      The Board believes that the only way for the Company to continue its existence is to complete a merger with a private company. In order to attract and consummate a merger the Company needs to reconfigure the stockholder base. The reconfiguration of the stockholders list is critical and the structure must provide that there are no large concentrations of stock outside of Management's control and a minimum of 300 round lot holders which is one NASDAQ listing requirements. There are a number of listing requirements for the NASDAQ Capital Markets which are detailed in the folder Listing Standard and Fees on the NASDAQ website: www.nasdaq.com. Of these requirements the Company currently does not meet the listing requirements that include Stockholder's Equity, Market Value of publicly held shares, Market value of listed securities, publicly held shares, and Bid Price. It is necessary to structure a transaction in a configuration so that the stock's price will be in a range that will meet NASDAQ listing requirements. Without a NASDAQ or exchange listing the Company will not be eligible in many cases for institutional ownership and will be subject in many cases to the blue sky regulations of all 50 states. The Board's election to reverse split the stock one share for five shares and then immediately forward split the shares 100 shares for 1 share will accomplish the desired reconfiguration of the stockholder base. These actions will result in an estimated 356 stockholders holding 100 shares of stock or more.

     This corporate action will not affect the number of authorized shares but is projected to result in a change in the issued and outstanding shares to 35,777 thus decreasing the number of shares available for issuance, after consideration of 500,000 shares reserved for warrants, to 99,464,223 shares. The 500,000 warrants with an exercise price of $.10 per share are held by Glenn A. Little, the Company's sole officer and director. Neither the number of shares issuable upon exercise of the warrants nor the exercise price per share are affected by this corporate action. Other than the warrants, there are no options or other commitments to issue shares of the Company's stock.

The expected date of the corporate transaction described herein is April 7, 2008.

REASON FOR THE CHANGE IN THE COMPANY'S NAME

     The Board believes that a change of name will be beneficial to the Company, as it will distance the Company from its prior unsuccessful business and make it potentially more attractive to a merger candidate.

     As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the action and Amendment. Your consent to the action and Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

                                      By Order of the Board of Directors


                                      /s/ Glenn A. Little
                                      ----------------------------------
                                      Glenn A. Little, President

March 17, 2008

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